UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2026

BEACON TOPCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	005-95930	41-2339925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Century Boulevard, Suite 210

Germantown, MD 20874

United States of America

(Address of principal executive offices, including zip code)

(443) 917-0966

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to the Merger Agreement

As previously disclosed, on September 29, 2025, Beacon Topco, Inc., a Delaware corporation (“Topco”), entered into an Agreement and Plan of Merger by and among Topco, Barinthus Biotherapeutics plc, a public limited company organized under the Laws of England and Wales (“Beacon”), Cdog Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Topco (“Merger Sub”), and Clywedog Therapeutics, Inc., a Delaware corporation (“Clywedog”). On February 22, 2026 and September 22, 2026 Topco, Beacon, Merger Sub and Clywedog entered into Amendments to the Agreement and Plan of Merger (as amended, the “Original Merger Agreement”).

Also as previously disclosed and pursuant to the terms of the Original Merger Agreement, on September 9, 2026, Topco acquired the entire issued and to be issued share capital of Beacon pursuant to a scheme of arrangement which was approved by the High Court of Justice of England and Wales on September 1, 2026. The Original Merger Agreement also provides that Merger Sub will merge with and into Clywedog, with Clywedog continuing as the surviving corporation and a direct wholly owned subsidiary of Topco in accordance with the Delaware General Corporations Law.

On October 31, 2026, Topco, Beacon, Merger Sub and Clywedog entered into the Third Amendment to the Agreement and Plan of Merger (the “Third Merger Agreement Amendment”). Pursuant to the Third Merger Agreement Amendment, (i) the closing timeline as set forth in Section 2.3 of the Original Merger Agreement was amended and restated in its entirety such that the closing will occur by November 13, 2026, and (ii) the definition of “End Date” as set forth in Section 10.1(b) of the Original Merger Agreement was amended and restated in its entirety to be November 13, 2026. The foregoing description of the Third Merger Agreement Amendment is subject to and qualified in its entirety by reference to the full text of the Third Merger Agreement Amendment, a copy of which is included as Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by use of the words “expect,” “will,” and similar expressions, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, risks and uncertainties related to the success, cost and timing of the Company’s pipeline development activities and planned and ongoing clinical trials, the Company’s ability to execute on its strategy, regulatory developments, the risk that the Company may not achieve the anticipated benefits of its pipeline prioritization and corporate restructuring, the Company’s ability to fund its operations and access capital, the Company’s preliminary estimates of its cash and cash equivalents, including the risk that final financial results may differ materially from the Company’s preliminary estimates, and other risks identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Quarterly Reports on Form 10-Q and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Third Merger Agreement Amendment, dated as of October 31, 2026, by and among Topco, Beacon, Merger Sub and Clywedog.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2026	Beacon Topco, Inc.

	By:	/s/ William Enright
William Enright
Chief Executive Officer